SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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NovaBay Pharmaceuticals, Inc.
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NOVABAY PHARMACEUTICALS, INC.

2000 Powell Street, Suite 1150

Emeryville, California 94608

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	Time:	Place:
December 20, 2017	9:00 a.m. PST	Virtual meeting; please visit www.meetingcenter.io/293415062

To the Stockholders of NovaBay Pharmaceuticals, Inc.:

You are cordially invited to attend the 2018 Special Meeting of Stockholders (the “Special Meeting”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation. The Special Meeting will be a virtual meeting of stockholders. Registered holders, and beneficial stockholders who register for the meeting in advance, will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting www.meetingcenter.io/293415062. If you are a registered holder, a secure control number that will allow you to attend the meeting electronically can be found on your proxy card. If you hold your shares in the name of a broker, bank or other holder of record, you may either: (i) vote in advance of the meeting by contacting your broker and attend the virtual meeting as a guest; or (ii) register to attend the virtual meeting as a stockholder in advance (allowing you to both vote and ask questions during the meeting) by following the instructions in the Proxy Statement and at www.investorvote.com/NBY.

The Special Meeting will be held for the purposes of the following:

1.

To approve the issuance of shares of NovaBay common stock to a purchaser pursuant to the terms of an Amended and Restated Share Purchase Agreement, dated November 20, 2017, in accordance with the stockholder approval requirements of NYSE American LLC Company Guide Section 713(b).

2.

To adjourn the Special Meeting, if necessary or appropriate, to establish a quorum to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal One.

The record date for the Special Meeting is November 28, 2017. Only stockholders of record at the close of business on that date are entitled to notice of, and may vote at, the virtual Special Meeting or any adjournment or postponement thereof. This Notice of Special Meeting of Stockholders, the Proxy Statement, and voting instructions are being mailed or distributed and made available on or about December 4, 2017.

A list of stockholders entitled to vote at the Special Meeting will be available at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, for a period of ten (10) days prior to the Special Meeting. If you want to inspect the stockholder list, please contact our Corporate Secretary at (510) 899-8800. The stockholder list will also be available during the virtual Special Meeting through the following secure link www.meetingcenter.io/293415062. If you are a registered stockholder, or beneficial stockholder who registered for the meeting in advance, a secure control number included on your proxy card will allow you to view this list.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, December 20, 2017.

The Proxy Statement to security holders is available at www.edocumentview.com/NBY (for all stockholders).

December 4, 2017	By Order of the Board of Directors,

Mark M. Sieczkarek Chairman of the Board

You are cordially invited to attend, via live webcast, the virtual Special Meeting. Your vote is important. We encourage you to promptly vote your shares either by telephone, over the Internet or by completing, signing, dating and returning your proxy card, which contains instructions on how you would like your shares to be voted. Please submit your proxy regardless of whether you will attend the Special Meeting. This will help us ensure that your shares are represented at the Special Meeting. For those who receive proxy materials by mail, a return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Signing your proxy will not prevent you from voting electronically should you be able to attend the virtual Special Meeting, but will assure that your vote is counted, if for any reason, you are unable to attend. Voting instructions are printed on your proxy card and included in the accompanying Proxy Statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you may either (i) vote in advance of the meeting by contacting your broker and attend the virtual meeting as a guest; or (ii) register to attend the virtual meeting as a stockholder in advance (allowing you to both vote and ask questions during the meeting) by following the instructions in the Proxy Statement and at www.investorvote.com/NBY.

TABLE OF CONTENTS

Page

PROXY STATEMENT FOR THE 2017 Special MEETING OF STOCKHOLDERS	1
Purpose of Meeting	1
Attendance at the Special Meeting	1
Voting; Quorum	2
Required Votes	2
Effect of Not Voting	2
Voting Methods	3
Revoking Proxies	4
Solicitation	4
Results of the Voting at the Special Meeting	4
PROPOSAL ONE: APPROVAL OF THE ISSUANCE OF SHARES OF NOVABAY COMMON STOCK TO A PURCHASER PURSUANT TO THE TERMS OF THE Amended and Restated Share PURCHASE AGREEMENT, DATED NOVEMBER 20, 2017	5
Summary of the Amended and Restated Share Purchase Agreement	5
Consequences of the Private Placement	6
Risks of the Private Placement	6
Reasons for the Private Placement	7
Stockholder Approval	8
Recommendation of Our Board of Directors	8
PROPOSAL TWO: ADJOURNMENT OF THE SPECIAL MEETING	9
Summary	9
Stockholder Approval	9
Recommendation of Our Board of Directors	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS OR NOMINATIONS	12
Due Date For Stockholder Proposals and Nominations For Next Year’s Annual Meeting	12
HOUSEHOLDING OF PROXY MATERIALS	12
OTHER BUSINESS	13

i

NOVABAY PHARMACEUTICALS, INC.

2000 Powell Street, Suite 1150

Emeryville, California 94608

____________

PROXY STATEMENT
FOR THE 2017 SPECIAL MEETING OF STOCKHOLDERS

____________

This proxy statement (the “Proxy Statement”), the accompanying Notice of the Special Meeting of Stockholders (the “Notice”) and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our,” or “us”), to be voted at the 2017 Special Meeting of Stockholders to be held on Wednesday, December 20, 2017 (the “Special Meeting”), and at any adjournment or postponement of the Special Meeting. This Special Meeting will be held at 9:00 a.m. Pacific Time and will be a virtual meeting of stockholders. You will be able to participate in the Special Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.meetingcenter.io/293415062. You must have your 15-digit control number to enter and participate in the virtual meeting. If you are a registered holder, your control number is provided by NovaBay on your proxy card. If your shares are held in the name of a broker, bank or other holder of record, you may either (i) vote in advance of the meeting by contacting your broker and attend the virtual meeting as a guest; or (ii) register to attend the virtual meeting as a stockholder in advance (allowing you to both vote and ask questions during the meeting) by following the instructions below under “Attendance at the Special Meeting” and at www.investorvote.com/NBY. This Proxy Statement and the proxy card are being delivered by mail on or about December 4, 2017, to stockholders of record as of November 28, 2017.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Special Meeting are summarized in the Notice and are described in more detail in this Proxy Statement.

Attendance at the Special Meeting

As permitted by Delaware law and our Bylaws, the Special Meeting will be held solely as a virtual meeting live via the Internet. You will be able to attend the Special Meeting via live webcast by visiting the Company’s virtual meeting website (www.meetingcenter.io/293415062) at the meeting time. Upon visiting the meeting website, you will be prompted to enter your 15-digit control number provided on your proxy card if you receive proxy materials by mail. Your unique control number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website.

Please note that if you hold your shares in the name of a broker, bank or other holder of record, in order to join the virtual meeting as a stockholder and be able to vote and submit questions during the Special Meeting, you will need to contact your broker, bank or other holder to receive proof of your beneficial ownership and submit such proof, along with your name and email information, to Computershare in advance of the Special Meeting no later than 5:00 pm ET on December 13, 2017, which may be submitted via email to Valerie.Gray@computershare.com, via facsimile to (781) 575-4647 or via mail to Computershare, Company Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001. Upon receipt of such beneficial ownership proof, Computershare will then register you for attendance at the virtual meeting and provide you with registration information needed to join the meeting as a stockholder.

Alternatively, if you hold your shares in the name of a broker, bank or other holder of record, you may vote in advance of the virtual meeting by contacting your holder of record (please see “Voting Methods” below) and join the virtual meeting as a guest (without the ability to vote or ask questions) without advance registration.

Further instructions on how to attend, participate and, if you hold your shares in the name of a broker, bank or other holder, register for, the Special Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.investorvote.com/NBY.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Special Meeting has been fixed as November 28, 2017 (“Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Each stockholder is entitled to one (1) vote for each share of our common stock held by such stockholder as of the Record Date. As of the Record Date, 15,368,304 shares of our common stock were outstanding, and no shares of our preferred stock were outstanding.

The presence at the Special Meeting, either in person or by proxy duly authorized, of holders of a majority of the voting power of all the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. Stockholders who log on to, and vote at, our virtual meeting of stockholders with their 15-digit control number (which is either provided by NovaBay on your proxy card, or obtained from Computershare by those who hold their shares in the name of a broker, bank or other holder of record and register in advance of the Special Meeting) are considered present in person. Abstentions are counted as present for purposes of determining the presence of a quorum. Shares of our common stock that are represented by broker non-votes will not be counted as shares present for purposes of determining the presence of a quorum at the Special Meeting. A broker non-vote occurs when the broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or other nominee does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. Proposal One and Proposal Two described in this Proxy Statement are both non-discretionary items. If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes and votes marked “WITHHELD” will not be counted towards the tabulation of votes cast on such proposals presented to the stockholders.

Required Votes

Proposal One (the approval of the issuance of shares of NovaBay common stock to a purchaser pursuant to the terms of an Amended and Restated Share Purchase Agreement, dated November 20, 2017, in accordance with the stockholder approval requirements of NYSE American Company Guide Section 713(b)) requires “FOR” votes from a majority of the shares present and entitled to vote at the Special Meeting.  Abstentions will have the same effect as “AGAINST” votes. Broker non-votes will have no effect.

Proposal Two (adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal One) requires “FOR” votes from a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting. Abstentions will have the same effect as “AGAINST” votes. Broker non-votes will have no effect.

Effect of Not Voting

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, over the Internet or in person at the Special Meeting, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Both Proposal One and Proposal Two are deemed non-routine matters. Accordingly, your broker, bank or other nominee may not vote your shares on either Proposal One or Proposal Two.

Voting Methods

If you were a registered stockholder on the Record Date, you may vote your shares at the virtual Special Meeting or by visiting the Company’s online voting website www.meetingcenter.io/293415062, which contains voting instructions as well as how to demonstrate proof of stock ownership. The meeting starts at 9:00 a.m. (Pacific Time). You may also vote your shares by telephone by calling (toll free within the U.S. and Canada) 1-800-652-VOTE (8683) and following the voting instructions read to you by the automated operator.

Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 15-digit control number provided to you on your proxy card. Your unique control number allows us to identify you as a stockholder and will enable you to securely cast votes.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Pacific Time on Monday, December 4, 2017. Internet and telephone voting will close promptly at 11:59 p.m. Pacific Time on Thursday, December 19, 2017. After this, you will only be able to vote by attending the Special Meeting via live webcast, as described above. After voting is closed during the Special Meeting, you will no longer have the ability to vote your shares for the specific proposals considered at the Special Meeting.

If you are a registered stockholder as of the Record Date and hold your shares in more than one fund or other affiliated investment vehicle, you will receive separate voting credentials for each such entity that is a record holder of shares of our common stock. Please be sure to log on separately for each fund in order to cast all votes that you are entitled to cast at the Special Meeting.

If your shares are held in the name of a broker, bank or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. Please note, however, that any beneficial owner who intends to vote during the Special Meeting (as opposed to in advance of the meeting) will need to register in advance with Computershare, as outlined under “Attendance at the Special Meeting” above and at www.investorvote.com/NBY.

If you receive proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning your proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card. Only proxy cards that have been signed, dated, and timely returned will be counted towards the quorum and entitled to vote.

If your proxy card does not specify how the shares represented thereby are to be voted, the proxy will be voted “FOR” the approval of Proposal One and Proposal Two described in the Notice and this Proxy Statement.

The proxy card also grants the proxy holders discretionary authority to vote on any other business that may properly come before the Special Meeting. We have not been notified by any stockholder of his or her intent to present a stockholder proposal at the Special Meeting.

Revoking Proxies

If your shares are held in your name, you may revoke or change your vote at any time before the Special Meeting by (i) submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted), or (ii) attending the Special Meeting live via webcast and voting during the meeting (simply attending the virtual meeting will not, by itself, revoke your proxy), or (iii) by filing a notice of revocation or another signed proxy card with a later date with our Corporate Secretary, Mr. Justin Hall, at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608.

Solicitation

NovaBay will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of these materials will be furnished to brokers, banks or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

Results of the Voting at the Special Meeting

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four (4) business days after the Special Meeting.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

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PROPOSAL ONE:

APPROVAL OF THE ISSUANCE OF SHARES OF NOVABAY COMMON STOCK TO A PURCHASER PURSUANT TO THE TERMS OF THE Amended and Restated Share PURCHASE AGREEMENT, DATED NOVEMBER 20, 2017

Summary of the Amended and Restated Share Purchase Agreement

On November 20, 2017, we entered into an Amended and Restated Share Purchase Agreement (the “Purchase Agreement”) with Ch-gemstone Capital (Beijing) Co., Ltd., a company organized in China (the “Purchaser”). The Purchase Agreement amended and restated the share purchase agreement between the Company and the Purchaser dated as of November 13, 2017 (the “Original Agreement”) for the purpose of adding the Company’s stockholder approval as a closing condition of the transaction contemplated under the Original Agreement.

Under the Purchase Agreement, we will issue and sell to the Purchaser a total of 2,400,000 shares of our common stock, par value $0.01 per share, for an aggregate purchase price of $10,320,000, or $4.30 per share (the “Private Placement”). The sale price of $4.30 per share represents a premium of $0.10 per share over the Company’s closing price of $4.20 on the signing date of the Purchase Agreement (November 13, 2017). The Private Placement is expected to close in January 2018, following the satisfaction of certain customary closing conditions specified in the Purchase Agreement, including the approval of the transaction by the Company’s stockholders as well as the approval of the Purchaser’s funds transfer from China for the closing by the applicable regulatory authorities in China.

China Kington Asset Management (“China Kington”) has agreed to serve as placement agent in exchange for a commission equal to six percent (6%) of the total purchase price of the shares sold to the Purchaser upon the closing of the Private Placement.

The Purchaser is an accredited investor in accordance with applicable securities rules and regulations promulgated thereunder. The common stock we will issue pursuant to the Purchase Agreement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. We are relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws.

On November 14, 2017, Jinzi Ham Co., Ltd., the parent company of the Purchaser, publicly announced in China both (i) the Purchaser’s entry into the Original Agreement and (ii) the Purchaser’s concurrent entry into share transfer agreements with two existing stockholders of the Company, Pioneer Pharma (Hong Kong) Company Limited (“Pioneer Hong Kong” and together with its affiliates including China Pioneer Pharma Holdings Limited (“China Pioneer Pharma”), “Pioneer”) and Jian Ping Fu (“Mr. Fu”), to purchase 216,696 shares and 3,983,304 shares of our common stock, respectively (the “Share Transfers”). The Share Transfers are expected to close in January 2018. After the completion of both the Private Placement and the Share Transfers, the Purchaser would become the largest stockholder of NovaBay holding approximately 37.14% of our outstanding shares of common stock.

In the Share Transfers, the Purchaser intends to purchase 216,696 shares from Pioneer. Pioneer is currently the largest stockholder of NovaBay, holding 5,212,748 shares or approximately 34% of our outstanding shares of common stock. Pioneer is the exclusive distributor of NovaBay’s NeutroPhase® Skin and Wound Cleanser in China and Southeast Asia. Further, Board member Xinzhou (Paul) Li has been the Chairman and Executive Director of China Pioneer Pharma since 2013 and is also Director of China Pioneer Pharma’s wholly-owned subsidiary, Pioneer Hong Kong. Board member Mijia (Bob) Wu is the Non-Executive Director of China Pioneer Pharma and indirect owner of Pioneer Hong Kong, as well as the Managing Director of China Kington, the Company’s placement agent.

In the Share Transfers, the Purchaser intends to purchase 3,983,304 shares from Mr. Fu, or all of his holdings in NovaBay. Mr. Fu is currently the second largest stockholder of NovaBay, holding 3,983,304 shares or approximately 26% of our outstanding shares of common stock. Mr. Fu acquired his shares in the Company’s February and April 2016 private placement transactions, both of which were facilitated by China Kington as placement agent. As a result of the Company’s January 2016 bridge loan that was facilitated by China Kington, among other items China Kington was given the right to nominate two members to our Board of Directors. Given Mr. Fu’s significant investment in NovaBay, one of China Kington’s board nominees was a representative of Mr. Fu’s, Xiaoyan (Henry) Liu. Thus, upon the closing of the Share Transfer with Mr. Fu, the Purchaser may be given the opportunity by China Kington to nominate a director to our Board in the future to replace Mr. Liu.

Section 713(b) of NYSE American LLC Company Guide (the “Company Guide”) requires stockholder approval in connection with any transaction involving the issuance, or potential issuance, of additional shares that may result in a change of control of the issuer. With the common stock being issued in the Private Placement in connection with the Share Transfers, the Purchaser will not only become our largest stockholder, but may also have the opportunity to nominate a director to our Board in the future, which would likely constitute a change of control for the purposes of Section 713(b), thereby triggering a stockholder approval requirement.

Pursuant to this Proposal One, we are asking our stockholders to approve, in accordance with Section 713(b) of the Company Guide, the issuance of the Company common stock to the Purchaser pursuant to the terms of the Purchase Agreement.

Consequences of the Private Placement

Dilutive Effect of Issuances of Common Stock. After the closing of the Private Placement, the Purchaser will own approximately 13.51% of the Company’s outstanding shares of common stock newly issued for the Private Placement. All the shares of common stock outstanding immediately prior to such closing will constitute approximately 86.49% of the Company’s outstanding shares immediately after such closing.

After the closing of both the Private Placement and the Share Transfers, the Purchaser and Pioneer will collectively own 11,596,052 shares or approximately 65.26% of the Company’s outstanding shares of common stock, with the Purchaser holding 6,600,000 shares, or 37.14% of the outstanding shares, and Pioneer holding 4,996,052 shares, or 28.12% of the outstanding shares. All other stockholders will beneficially own approximately 34.74% of our outstanding shares of common stock (excluding the Company’s two largest shareholders of the Purchaser and Pioneer), as compared to approximately 40.16% prior to such closing (excluding the Company’s two largest shareholders of Pioneer and Mr. Fu). Mr. Fu will not hold any shares of our common stock after the closing of the Share Transfers.

Rights of Investors. If stockholder approval is received, the rights and privileges associated with our common stock issued in the Private Placement will be identical to the rights and privileges associated with the common stock held by our existing common stockholders, including the right to vote on all matters presented to the holders of our common stock.

Risks of the Private Placement

The Purchaser and Pioneer may use their influence to the detriment of our general stockholders. After the closing of both the Private Placement and the Share Transfers, the Purchaser will beneficially own approximately 37.14% of our outstanding common stock and Pioneer will own approximately 28.12% of our common stock. Our director Mr. Paul Li is the Chairman and Executive Director of China Pioneer, which is the parent company of Pioneer Hong Kong, and also Director of Pioneer Hong Kong. Our director Bob Wu is the Non-Executive Director of China Pioneer Pharma and indirect owner of Pioneer Hong Kong, as well as the Managing Director of China Kington, the Company’s placement agent.  Our director Henry Liu, along with Bob Wu, were both nominated to our Board by China Kington, with such nomination accepted by the Board as partial consideration for China Kington facilitating the Company’s January 2016 bridge loan.

In addition, upon the closing of the Private Placement, the Purchaser may be given the opportunity by China Kington to nominate a director to our Board in the future to replace Mr. Liu as one of China Kington’s two director nominees resulting from our January 2016 bridge loan transaction.

As a result, the Purchaser and Pioneer may have input on all matters before our Board and may be able to exercise significant influence over all matters requiring Board and stockholder approval.

In addition, were the Purchaser and Pioneer to cooperate (with an approximate 65.26% combined beneficial ownership), they could eventually unilaterally elect all of their preferred director nominees at our annual meetings of stockholders. Even with our classified Board, the Purchaser and Pioneer could ensure that three (3) of our eight (8) directors are either nominees of the Purchaser or Pioneer. In the interim, the Purchaser and Pioneer could exert significant indirect influence on us and our management in anticipation of a possible change in control of our Board.

The risk that a closing condition may not be satisfied. The closing of the Private Placement is currently expected to occur in January 2018, subject to customary closing conditions, including shareholder approval and the approval of the Purchaser’s funds transfer from China for the closing by the applicable regulatory authorities in China. Should any closing condition fail to be satisfied, the Company or the Purchaser may elect not to proceed with the closing of the Private Placement. If such closing does not occur for any reason, we will need to seek additional sources of financing to fund our planned operations and meet our ongoing obligations during 2018.

Reasons for the Private Placement

Maintain our listing on the NYSE American. Our common stock is traded on the NYSE American, a leading capital market for small cap companies within the NYSE. On May 16, 2017, we were notified by the NYSE American that our common stock no longer satisfied continued listing standards and fell into the delisting categories set forth in Section 1003(a)(iii) of the Company Guide (stockholders’ equity of less than $6,000,000 if an issuer has sustained losses from continuing operations and/or net losses in its five (5) most recent fiscal years). We prepared and submitted a plan to regain compliance and on June 29, 2017, the Company was further notified that its plan to regain compliance had been accepted, and the NYSE American provided the Company until May 16, 2018 to satisfy the terms of its compliance plan or be subject to delisting procedures.

On September 14, 2017, we were notified by the NYSE American that our common stock no longer satisfied continued listing standards and fell into the delisting categories set forth in Section 1003(a)(ii) of the Company Guide (stockholders’ equity of less than $4,000,000 if an issuer has sustained losses from continuing operations and/or net losses in three (3) of its four (4) most recent fiscal years). According to the Exchange, this notice does not impact the Company’s ongoing plan to regain compliance with continued listing standards, which requires the Company to regain such compliance by May 16, 2018 or be subject to delisting procedures. We continue our listing but will be subject to periodic reviews by the NYSE American. If we do not make progress consistent with the plan, the exchange will initiate delisting procedures as appropriate.

The Board has considered the potential harm to the Company and its stockholders should the NYSE delist our common stock from the NYSE American. Delisting could adversely affect the liquidity of our common stock because alternatives, such as the OTC Markets and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that the Private Placement is a potentially effective means for us to maintain compliance with the rules of the NYSE American by increasing the stockholders’ equity of our common stock.

Our cash and cash equivalents are insufficient to fund our planned operations and meet our ongoing obligations. We have incurred significant losses from operations since inception and expect losses to continue until revenues reach a level sufficient to support ongoing growth and operations. Accordingly, the Company’s planned operations raise doubt about its ability to continue as a going concern. Because our cash and cash equivalents are not sufficient to fund our planned operations, in order to fund such operations and meet our ongoing obligations, we must continue with our historical financing strategy to raise additional capital.

Our Board has determined that the Private Placement is our best alternative to achieve the Company’s financing objectives. Our Board has determined that an equity financing is in the best interests of our Company and its stockholders after a thorough evaluation of and comparison to the other alternatives that may be available to us, including, without limitation, seeking other sources of debt financing, pursuing new strategic partnerships and/or monetizing the Company’s non-core assets. This evaluation included, without limitation, the amount of capital that the Company could expect to raise and the terms it could expect to receive for each such alternative.

In addition, the Board believes the proposed offering price for our common stock in the Private Placement is fair given our current stock price, past performance, current assets and liabilities and strategic alternatives, among other considerations. After careful consideration, our Board believes that the Private Placement is the Company’s best option to increase our stockholders’ equity, fund our planned operations and meet our ongoing obligations.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote at the Special Meeting is required for approval of Proposal One. If approved by the stockholders, we will be able to issue and sell to the Purchaser 2,400,000 shares of our common stock in accordance with the terms of the Purchase Agreement. If the issuance of our common stock pursuant to the Purchase Agreement is not approved by stockholders, we will not be able to issue and sell any shares of our common stock pursuant to the Purchase Agreement.

Recommendation of Our Board of Directors

For the reasons described in this Proxy Statement, our Board recommends unanimously that you vote “FOR” the approval of the issuance of our common stock pursuant to the Purchase Agreement.

PROPOSAL TWO:

ADJOURNMENT OF THE SPECIAL MEETING

Summary

A proposal will be submitted to the stockholders at the Special Meeting to approve adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal One. Any adjournment of the Special Meeting may be made without notice, other than by an announcement made at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote at the Special Meeting is required for approval of Proposal Two.

Recommendation of Our Board of Directors

Our Board recommends unanimously that you cast your vote “FOR” the approval of the adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal One.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of November 28, 2017, regarding the ownership of our common stock by:

●	each person who is known by us to own more than 5% of our shares of common stock;

●	each of our senior executive officers who are NEOs under SEC proxy rules;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is based on 15,368,304 shares of common stock outstanding as of November 28, 2017. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them and no shares are pledged.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class

Beneficial Owners Holding More Than 5% (other than Executive Officers and Directors)
China Pioneer Pharma Holdings Limited(2)	5,212,748	34.0%
190 Elgin Avenue, George Town,
Grand Cayman, Cayman Islands KY1-9005

Mr. Fu(3)	3,983,304	25.9%
11 Williams Road
Mt. Eliza, Melbourne VIC 3930
Australia

Executive Officers and Directors
Mark M. Sieczkarek, M.B.A.(4)	1,475,802	9.3%
John J. McGovern, CPA	—	*
Justin M. Hall, Esq.(5)	160,260	*
Paul E. Freiman, Ph.D.(6)	64,383	*
Gail Maderis, M.B.A.(7)	64,211	*
Mijia (Bob) Wu, M.B.A. (8)	62,864	*
Xiaoyan (Henry) Liu(9)	15,245	*
Xinzhou (Paul) Li(2),(10)	5,248	*
Yonghao (Carl) Ma, Ph.D.(11)	37,002	*
Todd Zavodnick, M.B.A.(12)	33,699	*

All directors and executive officers as a group (10 persons)	1,918,714	11.8%

________________

*Less than one percent (1%).

(1)

The address for each director and officer of NovaBay listed is c/o NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, CA 94608. Number of shares beneficially owned and percent of class is calculated in accordance with SEC rules. A beneficial owner is deemed to beneficially own shares the beneficial owner has the right to acquire within 60 days of November 28, 2017. For purposes of calculating the percent of class held by a single beneficial owner, the shares that such beneficial owner has the right to acquire within 60 days of November 28, 2017 are also deemed to be outstanding; however, such shares are not deemed to be outstanding for purposes of calculating the percentage ownership of any other beneficial owner.

(2)

Director Xinzhou (Paul) Li is Chairman and Executive Director of China Pioneer Pharma and Director of Pioneer Hong Kong. Mr. Li disclaims beneficial ownership of the shares of the Company common stock held by China Pioneer Pharma and Pioneer Hong Kong. China Pioneer Pharma has sole voting and sole investment power with respect to 24,327 of these shares. In addition, China Pioneer Pharma and Pioneer Hong Kong (by virtue of its indirect ownership by China Pioneer Pharma (discussed below)), share voting power and share investment power over the remaining 5,188,421 shares. Pioneer Hong Kong is a wholly-owned subsidiary of China Pioneer Pharma. The address for Pioneer Hong Kong is: Flat 2605, 26/F Trendy Centre, 682 Castle Peak Road, Lai Chi Kok, Kowloon, Hong Kong.

(3)	Mr. Fu holds sole voting power and sole investment power over all 3,983,304 shares.

(4)

Includes (i) 988,945 shares held directly by Mr. Sieczkarek (with sole voting power over 988,945 shares, shared voting power over no shares, sole investment power over 988,945 shares and shared investment power over no shares), and (ii) 486,857 shares of common stock issuable upon exercise of outstanding options which are exercisable as of November 28, 2017, or within 60 days after such date.

(5)

Includes (i) 6,400 shares of common stock held directly by Mr. Hall (with sole voting power over 6,400 shares, shared voting power over no shares, sole investment power over 6,400 shares and shared investment power over no shares), and (ii) 153,860 shares issuable upon exercise of outstanding options which are exercisable as of November 28, 2017, or within 60 days after such date.

(6)

Includes (i) 1,686 shares held by the Paul Freiman and Anna Mazzuchi Freiman Trust, of which Dr. Freiman and his spouse are trustees (with sole voting power over 625 shares, shared voting power over 1,061 shares, sole investment power over no shares and shared investment power over 1,686 shares), and (ii) 62,697 shares issuable upon exercise of outstanding options which are exercisable as of November 28, 2017, or within 60 days after such date.

(7)

Reflects 64,211 shares issuable upon exercise of outstanding options which are exercisable as of November 28, 2017, or within 60 days after such date. The right to exercise these stock options is held by the Gail J. Maderis Revocable Trust dated April 7, 2013.

(8)

Includes (i) 47,619 shares of common stock held directly by Mr. Wu (with sole voting power over 47,619 shares, shared voting power over no shares, sole investment power over 47,619 shares and shared investment power over no shares), and (ii) 15,245 shares issuable upon exercise of outstanding options which are exercisable as of November 28, 2017, or within 60 days after such date. As Non-Executive Director of China Pioneer Pharma, Mr. Wu disclaims beneficial ownership of the shares of the Company common stock held by China Pioneer Pharma and Pioneer Hong Kong. See Note (2) above for shares of the Company owned by China Pioneer Pharma and Pioneer Hong Kong.

(9)	Reflects 15,245 shares issuable upon exercise of outstanding options which are exercisable as of November 28, 2017, or within 60 days after such date.

(10)	Reflects 5,248 shares issuable upon exercise of outstanding options which are exercisable as of November 28, 2017, or within 60 days after such date.

(11)	Reflects 37,002 shares issuable upon exercise of outstanding options which are exercisable as of November 28, 2017, or within 60 days after such date.

(12)	Reflects 33,699 shares issuable upon exercise of outstanding options which are exercisable as of November 28, 2017, or within 60 days after such date.

DEADLINE FOR RECEIPT OF
STOCKHOLDER PROPOSALS OR NOMINATIONS

Due Date For Stockholder Proposals and Nominations For Next Year’s Annual Meeting

Under applicable SEC rules, to be considered for inclusion in our proxy materials next year, your proposal must be submitted by December 22, 2017; however, if NovaBay’s 2018 Annual Meeting of Stockholders is held on a date more than 30 calendar days from June 2, 2018, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. All stockholder proposals must comply with applicable rules and regulations adopted by the SEC.

Pursuant to our Bylaws, if you wish to submit a proposal to be included in next year’s proxy materials or nominate a director, you must do so no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting (for next year’s 2018 annual meeting, these dates would be February 2, 2018 and March 4, 2018, respectively); provided, however, that in the event that the date of the 2018 Annual Meeting of Stockholders is held more than thirty (30) days prior to or more than thirty (30) days after June 2, 2018, your notice must be delivered not earlier than the close of business on the 120th day prior to the 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2018 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting of Stockholders is first made. Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested, to provide proof of timely receipt. The presiding officer of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in the Bylaws and conditions established by the SEC.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominees) to satisfy the delivery requirements for proxy statements with respect to two (2) or more stockholders sharing the same address (and who do not receive electronic delivery of proxy materials) by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For those who receive proxy materials by mail, a single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee or NovaBay that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker, bank or other nominee or NovaBay that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement in the future, you may (1) notify your broker, bank or other nominee or (2) direct your written request to our Corporate Secretary, NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, (510) 899-8800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee or NovaBay using the above information. In addition, NovaBay will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER BUSINESS

The Board is not aware of any other matter which will be presented for action at the Special Meeting other than the matters set forth in this Proxy Statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board may recommend. The proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Special Meeting.

December 4, 2017	By Order of the Board of Directors,

Mark M. Sieczkarek Chairman of the Board

NovaBay PHARMA

IMPORTANT SPECIAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Go to **www.investorvote.com/NBY**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals One and Two.

B Non-Voting Items

Change of Address — Please print your new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: This proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title. If the stockholder is a partnership, please sign in the partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT

1 U P X 3 5 5 5 9 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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The 2017 Special Meeting of Stockholders of NovaBay Pharmaceuticals, Inc. will be held on Wednesday, December 20, 2017 live via the internet at www.meetingcenter.io/293415062, at 9:00 a.m., Pacific Time. To access the virtual meeting online, you must have a Username, which is the 15 digit number in the shaded bar on the reverse side of this form. The password for this meeting is NBY2017.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

NovaBay PHARMA

PROXY — NOVABAY PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of NOVABAY PHARMACEUTICALS, INC. ("NovaBay") hereby appoints MARK M. SIECZKAREK and JOHN J. MCGOVERN, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Special Meeting of Stockholders of NovaBay to be held on Wednesday, December 20, 2017, at 9:00 a.m. Pacific Time live via the Internet at www.meetingcenter.io/293415062 and at any adjournment or postponement thereof, and to vote all shares by the undersigned of NovaBay's common stock held of record on November 28, 2017, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

The undersigned hereby revokes any other proxy to vote at such Special Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued and to be signed on the reverse side)